Exhibit 4.6

GUARANTEE

FOR VALUE RECEIVED, each of the undersigned hereby unconditionally guarantees to the Holder of the accompanying 3.500% Senior Notes Due 2007 (the “Security”) issued by Univision Communications Inc. (the “Corporation”) under an Indenture dated as of July 18, 2001, as amended and supplemented (the “Indenture”), among the Corporation, the Guarantors listed therein, and The Bank of New York, as trustee (the “Trustee”), and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of, and premium, if any, and interest on such Security, in each case when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Security and of the Indenture.  In case of the failure of the Corporation punctually to make any such payment of principal, premium, if any, or interest, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, each of the undersigned hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Corporation.  Each of the undersigned hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or the Indenture, or any failure to enforce any provisions of such Security or the Indenture, or any waiver, modification or indulgence granted to the Corporation with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the undersigned, increase the principal amount of such Security, or increase the interest rate thereon, or change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof), or change the Stated Maturity thereof, or change the amount of principal of such Security that would be due and payable upon a declaration of acceleration thereof pursuant to Article V of the Indenture.  Each of the undersigned hereby waives the benefits of diligence, presentment, demand for payment or performance, any requirement that the Trustee or any of the Holders exhaust any right or take any action against the Corporation or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Corporation, any right to require a proceeding first against the Corporation, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Indenture, such Security and in this Guarantee.

No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the guarantee of the undersigned, which is absolute and unconditional, of the full and prompt payment of the principal of and premium, if any, interest and sinking fund payment, if any, on such Security.

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Unless the certificate of authentication on such Security has been executed by the Trustee referred to on the reverse of such Security by manual signature, this Guarantee shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The obligations of the undersigned to the Holder of such Security and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XIV of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

All terms in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[Signatures on Next Pages]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed.

Dated:  October 15, 2003

THE UNIVISION NETWORK LIMITED PARTNERSHIP

By:	Univision Communications Inc., general partner

By:
C. Douglas Kranwinkle
Executive Vice President

FONOHITS MUSIC PUBLISHING, INC.
FONOMUSIC, INC.
FONOVISA, INC.
PTI HOLDINGS, INC.
SUNSHINE ACQUISITION CORP.
UNIVISION ONLINE, INC.

By:
Robert V. Cahill
Vice President

UNIVISION-EV HOLDINGS, LLC

By:
Robert V. Cahill
Authorized Signatory

GALAVISION, INC.
TELEFUTURA NETWORK

By:
C. Douglas Kranwinkle
Secretary

TELEFUTURA OF SAN FRANCISCO, INC.
TELEFUTURA ORLANDO, INC.
TELEFUTURA TELEVISION GROUP, INC.
UNIVISION INVESTMENTS, INC.
UNIVISION MANAGEMENT CO.
UNIVISION MUSIC, INC.
UNIVISION OF ATLANTA, INC.
UNIVISION OF NEW JERSEY INC.
UNIVISION OF PUERTO RICO INC.

Signature Page

UNIVISION OF RALEIGH, INC.
UNIVISION RADIO
UNIVISION TELEVISION GROUP, INC.
HBC FRESNO, INC.
HBC GP, INC.
HBC HOUSTON LICENSE CORPORATION
HBC ILLINOIS, INC.
HBC INVESTMENTS, INC.
HBC-LAS VEGAS, INC.
HBC LICENSE CORPORATION
HBC LOS ANGELES, INC.
HBC MANAGEMENT COMPANY, INC.
HBC NEW MEXICO, INC.
HBC NEW YORK, INC.
HBC PHOENIX, INC.
HBC PUERTO RICO, INC.
HBC SACRAMENTO, INC.
HBC SALES INTEGRATION, INC.
HBC SAN DIEGO, INC.
HBC TOWER COMPANY, INC.
KCYT-FM LICENSE CORP.
KECS-FM LICENSE CORP.
KESS-AM LICENSE CORP.
KESS-TV LICENSE CORP.
KHCK-FM LICENSE CORP.
KICI-AM LICENSE CORP.
KICI-FM LICENSE CORP.
KLSQ-AM LICENSE CORP.
KLVE-FM LICENSE CORP.
KMRT-AM LICENSE CORP.
KTNQ-AM LICENSE CORP.
LICENSE CORP. NO. 1
LICENSE CORP. NO. 2
MI CASA PUBLICATIONS, INC.
MOMENTUM RESEARCH, INC.
SPANISH COAST-TO-COAST LTD.
TC TELEVISION, INC.
TICHENOR LICENSE CORP.
TMS ASSETS CALIFORNIA, INC.
TMS LICENSE CALIFORNIA, INC.
WADO-AM LICENSE CORP.
WADO RADIO, INC.
WLXX-AM LICENSE CORP.
WPAT-AM LICENSE CORP.
WQBA-AM LICENSE CORP.

Signature Page

WQBA-FM LICENSE CORP.

By:
C. Douglas Kranwinkle
Vice President

HBC BROADCASTING TEXAS, L.P.
HBC BROADCASTING PUERTO RICO, L.P.

By:	HBC GP, Inc., general partner

By:
C. Douglas Kranwinkle
Vice President

HBCi, LLC
HBC FLORIDA, LLC

By:	Univision Radio, manager

By:
C. Douglas Kranwinkle
Vice President

TELEFUTURA SAN FRANCISCO LLC

By:	Telefutura of San Francisco, Inc., member

By:
C. Douglas Kranwinkle
Vice President

UNIVISION NEW YORK LLC
UNIVISION PHILADELPHIA LLC

By:	Univision of New Jersey Inc., member

By:
C. Douglas Kranwinkle
Vice President

STATIONS WORKS, LLC
TELEFUTURA ALBUQUERQUE LLC
TELEFUTURA BAKERSFIELD LLC
TELEFUTURA BOSTON LLC
TELEFUTURA CHICAGO LLC
TELEFUTURA D.C. LLC
TELEFUTURA DALLAS LLC

Signature Page

TELEFUTURA FRESNO LLC
TELEFUTURA HOUSTON LLC
TELEFUTURA LOS ANGELES LLC
TELEFUTURA MIAMI LLC
TELEFUTURA SACRAMENTO LLC
TELEFUTURA SOUTHWEST LLC
TELEFUTURA TAMPA LLC

By:	Telefutura Television Group, Inc., member

By:
C. Douglas Kranwinkle
Vice President

TELEFUTURA PARTNERSHIP OF DOUGLAS
TELEFUTURA PARTNERSHIP OF FLAGSTAFF
TELEFUTURA PARTNERSHIP OF FLORESVILLE
TELEFUTURA PARTNERSHIP OF PHOENIX
TELEFUTURA PARTNERSHIP OF SAN ANTONIO
TELEFUTURA PARTNERSHIP OF TUCSON

By:	Telefutura Television Group, Inc., general partner

By:
C. Douglas Kranwinkle
Vice President

UNIVISION MUSIC LLC

By:	Univision Music, Inc., managing member

By:
C. Douglas Kranwinkle
Vice President

UNIVISION ATLANTA LLC

By:	Univision of Atlanta Inc., member

By:
C. Douglas Kranwinkle
Vice President

Signature Page

WUVC LICENSE PARTNERSHIP, G.P.

By:	Univision of Raleigh, Inc., general partner

By:
C. Douglas Kranwinkle
Vice President

KAKW LICENSE PARTNERSHIP, L.P.
UVN TEXAS L.P.
KDTV LICENSE PARTNERSHIP, G.P.
KFTV LICENSE PARTNERSHIP, G.P.
KMEX LICENSE PARTNERSHIP, G.P.
KTVW LICENSE PARTNERSHIP, G.P.
KUVI LICENSE PARTNERSHIP, G.P.
KUVN LICENSE PARTNERSHIP, L.P.
KUVS LICENSE PARTNERSHIP, G.P.
KWEX LICENSE PARTNERSHIP, L.P.
KXLN LICENSE PARTNERSHIP, L.P.
WGBO LICENSE PARTNERSHIP, G.P.
WLTV LICENSE PARTNERSHIP, G.P.
WXTV LICENSE PARTNERSHIP, G.P.

By:	Univision Television Group, Inc., general partner

By:
C. Douglas Kranwinkle
Vice President

UNIVISION CLEVELAND LLC
UNIVISION TEXAS STATIONS LLC

By:	Univision Television Group, Inc., member

By:
C. Douglas Kranwinkle
Vice President

HPN NUMBERS, INC.

By:
C. Douglas Kranwinkle
Vice President

Signature Page